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                          KEY EMPLOYEE STOCK AGREEMENT

This Key Employee Stock Agreement ("Agreement") made this __ day of ____, 1999 by and among ADVANCED SWITCHING COMMUNICATIONS, INC. ("ASC" or "Company") and _______ ("Key Employee").

                                    RECITALS

        A. Key Employee is employed by ASC and simultaneously herewith will become the holder of _____ shares of ASC common stock as evidenced by Certificates Number ___, a copy of which is attached hereto and a condition of ownership is that Key Employee execute this Agreement.

        B. As of the date hereof, ASC has __________ common shares authorized of which ________ or more have been previously issued, and Company anticipates issuing additional shares to its employees and to others from time to time.

        NOW, THEREFORE, the parties agree as follows:

        1.      DEFINITIONS

                (a) "day" or "days" shall mean calendar days but if the last day of any period of time to be computed under this Agreement for the giving of notices or otherwise shall be a Saturday, Sunday or legal holiday in the United States, such period shall be extended to the next succeeding business day.

                (b) "employed by Company" shall include employment with Company or any affiliates of Company.

                (c) "for cause" shall have the same meaning as that term has in that certain Employment Agreement between the Key Employee and the Company of even date herewith ("Employment Agreement").

                (d) "Key Employee" shall include, in the case of incapacity of death and where the context so requires, the executor, administrator, guardian, or personal representative of Key Employee, and any transferee of the Shares who becomes a transferee in accordance with this Agreement.

                (e) "Shares" means the Shares of Company as described above, and (i) any shares of the Company acquired by Employee after this date from any source, (ii) any subdivision of such Shares, (iii) the payment of a dividend in Shares with respect to


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such Shares, and\or (iv) any other securities issuable with respect to such
Shares without consideration or into which such Shares are transformed as the result of a merger, consolidation, or recapitalization.

                (f) "subsidiary" or "affiliate" means any company controlled by or under common control as Company.

                (g) "Transfer" shall mean any sale, assignment, bequest, donation, pledge, encumbrance, or other transfer.

                (h) "without cause" shall have the same meaning as that term has in the Employment Agreement.


        2.      LEGEND ON CERTIFICATE

        The certificate representing the Shares will bear a legend indicating
(i) that the Shares have not been registered under the Securities Act of 1933 or the securities laws of any jurisdiction, and may not be sold or offered for sale in the absence of such registration or an exemption therefrom, and (ii) that any Transfer of the Shares is subject to this Agreement, and will not be recognized by Company unless made in compliance with this Agreement.

        3.      RESTRICTIONS ON TRANSFER

        Key Employee shall not Transfer any of the Shares except as permitted or required by this Agreement, and any Transfer that does not comply with this Agreement shall be void.

        4.      COMPANY'S REPURCHASE RIGHTS

        If Key Employee is terminated by the Company for cause or if the Employee shall commit, or permit, an unauthorized Transfer of the Shares or shall terminate employment without cause at any time, Company shall be entitled to repurchase all, but not less than all, of the Shares then owned by Key Employee. If such purchase is made within twelve (12) months of the date hereof, the purchase price shall be the greater of (i) the price paid for the Shares by Key Employee, or (ii) one dollar ($1.00). Thereafter, the purchase price shall be the greater of (i) the price paid for the Shares by Key Employee, or (ii) the book value of Company as of the date of termination of his employment or the date of the attempted transfer. To exercise its repurchase rights, Company shall notify Key Employee that it is exercising


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such rights and shall thereafter tender payment for the Shares, whereupon Key
Employee shall promptly tender to Company the certificate(s) representing the Shares. Company shall exercise its repurchase rights if at all within eighteen
(18) months next following the date on which Key Employee ceases to be employed by Company or the date when the Company becomes aware of an attempt to Transfer by Key Staff Employee, as the case may be, after which such rights shall terminate. Employee acknowledges that the stock issuance to Employee is intended by Employer (i) to be an incentive, in addition to the fair value of Employee's services which is otherwise being paid to employee in salary for the employment, and (ii) to promote stability in Employer by retaining personnel for a minimum of a year. Employee also acknowledges that the valuation for the twelve (12) month period above is fair and in light of the intentions of the Employer.

        5.      PUT AND CALL RIGHTS

        (a) If Key Employee dies, becomes substantially and permanently disabled, or is terminated other than for cause, (i) Key Employee shall have the right to cause Company to repurchase all but not less than all of the Shares then owned by Key Employee, and (ii) Company shall have the right to repurchase all but not less than all of the Shares then owned by Key Employee, such rights in either case to be exercised within 180 days from the date of death, determination of such disability or termination, and in either case for a purchase price equal to the Fair Market Value of the Shares, determined as of the last day of the month preceding the date on which either Key Employee or Company exercises his or its rights under this Section 5(a).

        (b) To exercise its rights hereunder, Company shall give Key Employee a written notice of its intent to exercise its rights ("Call Notice"), which notice shall constitute an unconditional and irrevocable offer to repurchase the Shares, and which shall contain Company's determination of the Fair Market Value, as defined below, of the Shares. If Key Employee does not notify Company that he contests the Fair Market Value stated in Call Notice within twenty (20) days after Company has given such Call Notice, such Fair Market Value shall be final, and on or before forty (40) days from the date on which Company has given such Call Notice, (i) Company shall pay the Fair Market Value of the Shares to Key Employee in cash, and (ii) Key Employee shall give to Company the certificate(s) representing the Shares, properly endorsed for transfer.

        (c) To exercise his rights hereunder, Key Employee shall give Company a written notice of its intent to exercise its


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rights hereunder ("Put Notice") to that effect, which notice shall constitute an unconditional and irrevocable offer to sell the Shares to Company. Within sixty
(60) days after receiving the Put Notice, Company shall notify Key Employee of its determination of the Fair Market Value of the Shares. If Key Employee does not notify Company that he contests the Fair Market Value as determined by Company within twenty (20) days after receiving such notice of determination, such Fair Market Value shall be final, and on or before forty (40) days from the date on which Company has sent Key Employee the notice of determination of Fair Market Value, (i) Company shall pay the Fair Market Value of the Shares to Key Employee, and (ii) Key Employee shall upon receipt of such note give to Company the certificate(s) representing the Shares, properly endorsed for transfer.

        (d) Fair Market Value, for purposes of this section 5, shall be determined initially by Company's Board of Directors, who may but shall not be obligated to seek or rely upon the opinions of financial or investment advisors. If Key Employee notifies Company within the time limits set forth above that he contests such determination, the Company shall appoint an appraiser ("Appraiser"), acceptable to Key Employee, who shall determine the Fair Market Value and whose determination shall be final and binding. The Appraiser (i) shall have the requisite experience and knowledge to evaluate Company and determine its Fair Market Value and (ii) shall have no prior professional relationship with either party.

        (e) The Appraiser shall determine the Fair Market Value of the Shares, using such procedures as he deems necessary. Company and Key Employee shall provide the Appraiser with full access to financial and other data, all of which the Appraiser shall hold in confidence to the extent reasonably requested by Company. If the Fair Market Value as determined by the Appraiser is 115 percent of the Fair Market Value as initially determined by Company, or less, Key Employee shall pay the entire cost of the appraisal (including fees of the Appraiser), and if the Fair Market Value as determined by the Appraiser is greater than 115 percent of the Fair Market Value as determined by Company, Company shall pay the entire cost of the appraisal (including such fees).

        (f)     The Fair Market Value of the Shares for all purposes under this section 5, regardless of who determines it, shall be determined on the basis at which the entire Company would change hands between a willing buyer and a willing seller, each having knowledge of all relevant facts and neither being under any compulsion to buy or sell, with no premium or discount attributed


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to the fact that the Shares represent either a control or minority position in a closely-held company.

        (g) Notwithstanding anything set forth herein, in the event the Company shall purchase the Shares following the a Call Notice under item (ii) of subparagraph a above, then the Key Employee shall have the right for the Revaluation Period, as defined below, to again request the Company determine the Fair Market Value. Upon receipt of such notice, the Company's Board of Directors shall determine Fair Market Value, who may but shall not be obligated to seek or rely upon the opinions of financial or investment advisors. Fair Market Value shall be as of the date of the receipt of the request and thereafter the Company shall pay Key Employee the difference, if any, between the Fair Market Value determined in connection with the Call Notice and the Fair Market Value determined under this subparagraph. The Revaluation Period shall commence with the date of death, determination of such disability or termination, and shall extend for the same number of months as the Key Employee was employed by the Company, but for a maximum of eighteen (18) months. The Fair Market Value determined under this subparagraph shall be final, and it shall pay the difference in the Fair Market Value to Key Employee in four (4) equal quarterly payments, without interest, or upon such other terms as may be agreed upon between the Company the Key Employee, and Key Employee shall have no further rights under this Agreement.

        6.      TRANSFERS BY OPERATION OF LAW

        If Key Employee (i) files a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors; or (ii) Key Employee is subjected involuntarily to such a petition or assignment, or a third party obtains an attachment or other legal or equitable interest in any of the Shares and such involuntary petition, assignment, or attachment is not discharged within 20 days after it has been filed; or (iii) the Shares are otherwise subject to a Transfer by operation of law (other than death), Company shall have the right to purchase all such Shares pursuant to the procedures set forth in section 5 above.

        7.      TAKE ALONG

        The Key Employee acknowledges that value of Key Employee's interest in ASC is enhanced by the control over the Company's affairs exercised by the holders of the majority of the common stock of the Company. Therefore, in addition to all other



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provisions of this Agreement, in the event a sale or exchange of the common stock of ASC is approved by the holders of the majority of the common stock, Key Employee will vote for and participate in such sale or exchange upon the same terms and conditions.

        8.      FIRST RIGHT OF REFUSAL

        Definitions. The following terms shall have the following meanings whenever used in this Agreement:

        (a) "Bona Fide Offer" shall mean a legally enforceable offer in writing, made and signed by an offeror or offerors who is (or who are) not an Affiliate, as defined below, of the Offering Key Employee and who is a person or persons or entity or entities financially capable of carrying out the terms of such Bona Fide Offer.

        (b) "Registered Notice" shall mean notice sent by registered or certified mail, return receipt requested, and first-class postage prepaid; and, if such Registered Notice is sent with respect to a Bona Fide Offer (as provided for below), such Registered Notice shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions, with the name(s), address(es) (both home and office) and business(es) or other occupation(s) of the offeror or offerors. Any notice which does not contain all such requisite information shall not be considered a "Registered Notice" for the purposes hereof.

        (c) "Relative," as it relates to any person or entity, shall mean any parent, spouse, brother or sister, or natural or adopted lineal descendant or spouse of such descendant of such person, and any proprietorship, corporation, partnership, trust or other entity in which such person, or other Relative may have an equity interest or in which such person, entity or other Relative is a proprietor, partner, officer, director, employee, consultant, independent contractor, coventurer, employer, agent, representative, settlor or beneficiary.

        Receipt of Bona Fide Offer. In the event that a Key Employee shall receive a Bona Fide Offer to purchase all (but not less than all) of such Key Employee's Shares and in the further event that such Key Employee shall desire to accept such Bona Fide Offer, such Key Employee shall promptly send Registered Notice to the Company, offering to sell the Shares to the Company. The Company shall then have such rights and privileges, for the prescribed time periods, as are set forth in herein.


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        Procedure. Whenever a Bona Fide Offer to purchase Shares has been received, and Registered Notice of the Bona Fide Offer has been sent by the Key Employee, the following procedure shall be complied with: For a period of sixty
(60) days from the receipt of such Registered Notice, the Company shall have the right, at the Company's sole option, to purchase all (but not less than all) of the Shares offered as aforesaid upon the same terms as a Call of the Shares and to send Key Employee a Call Notice as described above. If the Company shall elect not to Call the Shares (for reasons other than the Key Employee's default hereunder), within the prescribed time periods, all of the Shares covered by the Bona Fide Offer, the Key Employee shall have the right to accept the Bona Fide Offer in whole (but not in part) and to sell such Shares, subject at all times to all of the provisions and restrictions of this Agreement, but only in strict accordance with all of the provisions of the Bona Fide Offer and only if the sale is fully consummated within one hundred twenty (120) days after the mailing of the Registered Notice. In the event that such sale is not fully consummated within one hundred twenty (120) days after the mailing of the Registered Notice, the provisions of this paragraph 8 must again be complied with by the Key Employee before the Key Employee may sell the Shares which are the subject of the Bona Fide Offer pursuant to this paragraph 8.

        9.      TRANSFERS IN VIOLATION OF THIS AGREEMENT

        Company may refuse to permit a transferee of any or all of the Shares, including without limitation a pledgee or secured party, who has acquired Shares in any manner other than as provided for in this Agreement, to vote the Shares, may decline to issue dividends with respect to the Shares, and may decline to recognize the transferee as a stockholder with respect to the Shares for any purpose.

        10.     ABSENCE OF OBLIGATIONS

        Nothing in this Agreement shall confer on Key Employee any right to continue on Company's employment for any stated period of time.

        11.     NOTICES

        Any notice permitted or required to be given under this Agreement shall be in writing, shall be sent by overnight courier service, or by telecopy followed immediately by first class mail, or by any other means reasonably certain to result in overnight



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delivery, and shall be effective when given. Any notice given to Company shall be delivered to its principal place of business in the United States, to the attention of its chief executive officer. Any notice given to Key Employee or to any transferee of the Shares shall be delivered to his/her last known address as shown by Company's records.

        12.     GOVERNING LAW

        This Agreement shall be construed under and governed in accordance with the laws of the Commonwealth of Virginia.

        13.     AMENDMENTS

        This Agreement may be modified, amended, or supplemented only by an instrument in writing signed by the parties.

        Executed as of the date set forth above:



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                             ADVANCED SWITCHING COMMUNICATIONS,
                               INC., a Delaware corporation

                             By:
                                 -------------------------------
                             Name:
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                             Title:
                                    --------------------


                             KEY EMPLOYEE


                             -----------------------------------
                             Name:
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